EXHIBIT 99.1

For further information:

Heidi Hookstadt

847-653-7555

Cole Taylor Bank

Adam Kaufman

310-451-6161

Nationwide Exchange Services

Cole Taylor Bank Teams Up With Nationwide Exchange Services

To Expand and Enhance Tax-Deferred Exchange Offerings

Rosemont, IL -- October 28, 2005 --Cole Taylor Bank, one of Chicago's largest independent banks specializing in serving closely-held businesses, and Nationwide Exchange Services (NES), of Cupertino, CA, jointly announced today that they have reached an agreement to form a strategic alliance in the handling of Cole Taylor's tax-deferred 1031 exchange business.

NES is a nationwide Qualified Intermediary providing a comprehensive set of tax-deferred exchange products delivered through an advanced business process technology platform.

As a result of this new alliance, Cole Taylor Bank's team of skilled exchange professionals will immediately become part of the NES team, while the bank will be the primary financial custodian for NES in the Midwest Region. "By teaming up with Nationwide Exchange Services, we can now offer our customers an expanded set of tax-deferred 1031 exchange products, such as reverse and build-to-suit exchanges, at the highest level of customer service while delivering the industry's most competitive cost structure," Bruce Taylor, Cole Taylor's President and Chief Executive Officer, explained. "We believe that their systems, processes and best of class 1031 solutions, combined with Cole Taylor's financial security and brand recognition, will allow us to further grow our deposits and offer superior solutions to our customers," Taylor added.

"Extensive knowledge, increased 1031 transaction visibility and proactive customer support are NES' trademarks," said Michael Halloran, President of Nationwide Exchange Services. "The addition of the talented team from Cole Taylor Bank, combined with our business process technology and suite of 1031 solutions, will enable us to deliver a level of service and value that seamlessly supports Cole Taylor Bank's existing exchange customers and future client referrals."

Scott Nathanson, formerly the head of Cole Taylor's Deferred Exchange, will head up Nationwide Exchange Services' new Midwestern Regional office in Chicago. As Vice President and Managing Director of NES, his responsibilities will include raising the awareness of NES' 1031 tax-deferred products and services throughout the central United States. "This is an exciting time for both NES and Cole Taylor Bank. This alliance allows us to build on an already stellar reputation of expertise and excellence in 1031 transactions. Collaboratively we can bring distinct advantages to all 1031 customer sets, from commercial developers and corporate entities, through individual investors -- part of my job will be to get the word out," said Mr. Nathanson.

About Cole Taylor

Cole Taylor Bank, a subsidiary of Taylor Capital Group, Inc. (NASDAQ: TAYC), is a dedicated business bank with $3.1 billion in assets. Cole Taylor Bank is Chicago's leading commercial bank specializing in serving the business banking, real estate lending, and wealth management requirements of closely-held businesses and family-owned small and mid-sized businesses. The Bank operates 11 banking center locations throughout the greater Chicago metropolitan area. Cole Taylor Bank is a member of FDIC and is an Equal Housing Lender.

About Nationwide Exchange Services

Nationwide Exchange Services (www.nationwide1031.com) is a leading Qualified Intermediary for Tax-Deferred 1031 Exchanges. Since 1990, NES has conducted thousands of successful 1031 exchange transactions across the nation. Today, NES is applying advanced technologies and secure business processes to deliver the highest standard of financial security, visibility, and customer service to establish a new standard for products and services in 1031 tax-deferred exchanges.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "could" and "estimate" and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2005 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if interest rates fluctuate as well as the effect of our customers' changing use of our deposit products; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively; changes in general economic conditions, interest rates, deposit flows, loan demand, including loan syndication opportunities, competition, legislation or regulatory and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the sections captioned "Risk Factors" in our December 31, 2004 Annual Report on Form 10-K filed with the SEC on March 10, 2005 and our Registration Statement on Form S-3 filed with the SEC on August 5, 2005.

You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

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